                                   EXHIBIT 1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AMBAC Indemnity Corporation:

     We consent to the use of our report dated January 31, 1996 on the consolidated financial statements of AMBAC Indemnity Corporation as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995 included in the Form 8-K and the Prospectus Supplement of Residential Asset Securities Corporation and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

     Our report refers to accounting changes adopted by AMBAC Indemnity Corporation in 1993, which include the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits."



                                     KPMG PEAT MARWICK LLP

New York, New York
June 20, 1996